EXHIBIT 5

                                HART & HART, LLC
                                ATTORNEYS AT LAW
                             1624 Washington Street
                                Denver, CO 80203
William T. Hart, P.C.              ________           Email:  harttrinen@aol.com
Will Hart                                             Facsimile:  (303) 839-5414
                               (303) 839-0061


                                December 19, 2013


CEL-SCI Corporation
8229 Boone Boulevard, Suite 802
Vienna, Virginia  22182


     This letter will  constitute  our opinion  upon the legality of the sale by
CEL-SCI Corporation, a Colorado corporation ("CEL-SCI"), of up to 4,761,905 shares of common stock, warrants to purchase up to 4,761,905 shares of CEL-SCI's common stock, as well as shares issuable upon the exercise of the warrants, all as referred to in the Registration Statement on Form S-3 (File No. 333-186103)(the "Registration Statement") filed with the Securities and Exchange Commission, declared effective by the Securities and Exchange Commission (the "Commission") on February 28, 2013, the prospectus included therein (the "Prospectus") and the prospectus supplement, dated December 19, 2013 (the "Prospectus Supplement"), filed with the Commission pursuant to Rule 424(b) of the rules and regulations of the Securities Act. The Prospectus Supplement pertains to an underwritten offering (the "Offering") pursuant to the Underwriting Agreement dated December 19, 2013 between the Company and the underwriters named therein (the "Underwriting Agreement").

       We have examined the Articles of Incorporation, the Bylaws and the minutes of the Board of Directors of CEL-SCI, the applicable laws of the State of Colorado, and a copy of the Registration Statement. In our opinion:

     o the 4,761,905 shares of common stock mentioned above, when sold in the manner described in the Registration Statement, the Prospectus and the Prospectus Supplement and in accordance with the terms and conditions of the Underwriting Agreement, have been legally issued and these shares represent fully paid and non-assessable shares of CEL-SCI's common stock;

     o the warrants, when sold in the manner described in the Registration Statement, the Prospectus and the Prospectus Supplement and in accordance with the terms and conditions of the Underwriting Agreement, have been legally issued, are fully paid and non-assessable and are the binding obligations of CEL-SCI in accordance with the terms thereof; and

     o the shares of common stock issuable upon the exercise of the warrants, when sold in the manner described in the Registration Statement, the Prospectus and the Prospectus Supplement and in accordance with the terms and conditions of the Underwriting Agreement, will be legally issued and will represent fully paid and non-assessable shares of CEL-SCI's common stock.

                                                  Very truly yours,

                                                  HART & HART

                                                 /s/  William T. Hart

                                                  William T. Hart